UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Chesapeake Lodging Trust (the “Trust”) held its 2014 Annual Meeting on May 16, 2014. The voting results on the proposals considered at the 2014 Annual Meeting are provided below.

Proposal 1

The voting results on the proposal to re-elect seven nominees to the Board of Trustees were as follows:

				Broker
	For	Against	Abstain	Non-Vote
James L. Francis	45,821,968	36,082	7,514	1,012,839
Douglas W. Vicari	43,990,354	1,867,696	7,514	1,012,839
Thomas A. Natelli	45,737,497	120,553	7,514	1,012,839
Thomas D. Eckert	45,390,833	467,217	7,514	1,012,839
John W. Hill	45,681,230	176,922	7,412	1,012,839
George F. McKenzie	45,689,097	167,402	9,065	1,012,839
Jeffrey D. Nuechterlein	45,690,750	167,402	7,412	1,012,839

Proposal 2

The voting results on the proposal to ratify the appointment of Ernst & Young LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2014 were as follows:

For	Against	Abstain	Broker Non-Vote
46,860,206	11,311	6,886	- 0 -

Proposal 3

The voting results on the non-binding advisory resolution to approve the Trust’s executive compensation program as reported in the Trust’s 2014 proxy statement were as follows:

For	Against	Abstain	Broker Non-Vote
44,857,092	888,232	120,240	1,012,839

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2014	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer